                                                                 EXHIBIT D(1)(E)


                                AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

      This amendment dated as of _________________, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Agreement to add AIM V.I. Large Cap Growth Fund and AIM V.I. Small Cap Equity Fund;

      NOW, THEREFORE, the parties agree as follows:

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   APPENDIX A
                           FUNDS AND EFFECTIVE DATES

                                                        EFFECTIVE DATE OF
                 NAME OF FUND                           ADVISORY AGREEMENT
                 ------------                           ------------------
      AIM V.I. Aggressive Growth Fund               May 1, 2000
      AIM V.I. Balanced Fund                        May 1, 2000
      AIM V.I. Basic Value Fund                     September 10, 2001
      AIM V.I. Blue Chip Fund                       May 1, 2000
      AIM V.I. Capital Appreciation Fund            May 1, 2000
      AIM V.I. Capital Development Fund             May 1, 2000
      AIM V.I. Core Equity Fund                     May 1, 2000
      AIM V.I. Dent Demographic Trends Fund         May 1, 2000
      AIM V.I. Diversified Income Fund              May 1, 2000
      AIM V.I. Global Utilities Fund                May 1, 2000
      AIM V.I. Government Securities Fund           May 1, 2000
      AIM V.I. Growth Fund                          May 1, 2000
      AIM V.I. High Yield Fund                      May 1, 2000
      AIM V.I. International Growth Fund            May 1, 2000
      AIM V.I. Large Cap Growth Fund                [           , 2003]
      AIM V.I. Mid Cap Core Equity Fund             September 10, 2001
      AIM V.I. Money Market Fund                    May 1, 2000
      AIM V.I. New Technology Fund                  May 1, 2001
      AIM V.I. Premier Equity Fund                  May 1, 2000
      AIM V.I. Small Cap Equity Fund                [           , 2003]

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                           AIM V.I. CORE EQUITY FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million...............................................       0.65%
Over $250 million................................................       0.60%

                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million...............................................       0.80%
Over $150 million................................................       0.625%

                             AIM V.I. BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $150 million...............................................       0.75%
Over $150 million................................................       0.50%

                           AIM V.I. BASIC VALUE FUND
                       AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $500 million...............................................       0.725%
Next $500 million................................................       0.700%
Next $500 million................................................       0.675%
Over $1.5 billion................................................       0.65%

                            AIM V.I. BLUE CHIP FUND
                       AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $350 million...............................................       0.75%
Over $350 million................................................       0.625%

                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $2 billion.................................................       0.85%
Over $2 billion..................................................       0.80%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million...............................................       0.60%
Over $250 million................................................       0.55%

                          AIM V.I. NEW TECHNOLOGY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
Average Daily Net Assets.........................................       1.00%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million...............................................       0.50%
Over $250 million................................................       0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $200 million...............................................       0.625%
Next $300 million................................................       0.55%
Next $500 million................................................       0.50%
Over $1 billion..................................................       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million...............................................       0.75%
Over $250 million................................................       0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $1 billion.................................................       0.75%
Next $1 billion..................................................       0.70%
Over $2 billion..................................................       0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $250 million...............................................       0.40%
Over $250 million................................................       0.35%"

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All Assets.......................................................       0.85%


      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: ______________________, 2003


                                             AIM VARIABLE INSURANCE FUNDS

Attest: _______________________________      By: _______________________________
        Assistant Secretary                      President

(SEAL)


                                             A I M ADVISORS, INC.

Attest: _______________________________      By: _______________________________
        Assistant Secretary                      President

(SEAL)